Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151595 and 333-182104 on Form S-8 and Registration Statement No. 333-182102 on Form S-3 of our reports dated February 19, 2013, relating to the consolidated financial statements and financial statement schedule of Lorillard, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, as of December 31, 2012 appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

Charlotte, North Carolina

February 19, 2013